Exhibit 5.1

Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY goodwinlaw.com +44 (0) 20 7447 4200

14 September 2020
COMPASS Pathways plc
3rd Floor, 1 Ashley Road
Altrincham, Cheshire
United Kingdom, WA14 2DT
Ladies and Gentlemen:
COMPASS Pathways plc – Registration Statement on Form F-1 – Exhibit 5.1
We have acted as English legal advisers to COMPASS Pathways plc, a public limited company incorporated in England and Wales (the “Company”), in connection with the proposed offering of American Depositary Shares (the “ADSs”) representing ordinary shares of nominal value £0.008 each in the capital of the Company (the “Ordinary Shares”) (the “Offering” and the Ordinary Shares allotted and issued in connection therewith to Citibank N.A. (London Branch) as the custodian and represented by ADSs, being the “Shares”). Each ADS represents one Ordinary Share.
1.INTRODUCTION
1.1Purpose
In connection with the preparation and filing of a registration statement on Form F-1 (File No.333-248484) (such registration statement, as amended through the date hereof, the “Registration Statement”), to which this letter is attached as an exhibit, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.
1.2Defined terms and headings
In this letter:
(a)capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears;
(b)headings are for ease of reference only and shall not affect interpretation; and
(c)the term “Shares” shall include any Ordinary Shares represented by additional ADSs registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering contemplated by the Registration Statement.

Goodwin Procter (UK) LLP is a limited liability partnership registered in England and Wales with registered number OC362294. Its registered office is at 100 Cheapside, London, EC2V 6DY. A list of the names of the members of Goodwin Procter (UK) LLP is available for inspection at the registered office. Goodwin Procter (UK) LLP is authorised and regulated by the Solicitors Regulation Authority. Goodwin Procter (UK) LLP is affiliated with Goodwin Procter LLP, which operates in the United States of America.

1.3Legal review
For the purpose of issuing this letter, we have examined such questions of law as we have considered appropriate to give the opinions set forth in this letter. We have reviewed such documents and conducted such enquiries and

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searches as we have considered appropriate to give the opinions set forth in this letter, including the following documents and the following enquiries and searches:
(a)an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 14 September 2020 at 10:30 a.m. (London time);
(b)an enquiry of the Central Index of Winding Up Petitions, London on 14 September 2020 at 10:30 a.m. (London time) ((a) and (b) together, the “Searches”);
(c)a copy of the resolutions passed by the shareholders of the Company at the general meeting held on 11 September 2020 in connection with the Offering (the “Resolutions”);
(d)a copy of the minutes of a meeting of the board of directors of COMPASS Pathways plc held on 26 August 2020 at which it was resolved, inter alia, to establish a pricing committee of the board of directors of the Company (the “Pricing Committee”) (the “Minutes”);
(e)a copy of the consent of an Investor Majority (as defined in the Current Articles (as defined below)) dated 11 September 2020 pursuant to which it was resolved, inter alia, to establish the Pricing Committee and adopt the IPO Articles (as defined below) (the “Investor Majority Consent”);
(f)a copy of the written resolutions of the board of directors of the Company pursuant to which it was resolved, inter alia, to approve the nominee and depositary transfers in connection with the Offering (the “Transfer Resolutions”);
(g)a copy of the written resolutions of the board of directors of the Company pursuant to which it was resolved, inter alia, to delegate authority to the Pricing Committee to allot the Shares (the “Allotment Resolutions” and together with the Resolutions, the Minutes and the Transfer Resolutions, the “Corporate Approvals”);
(h)a copy of the class consents from the holders of the preference shares of the Company dated 11 September 2020 approving, amongst other things, the conversion of all classes of shares in the Company into a single class of ordinary shares (the “Class Consents”);
(i)a copy of the current articles of association of the Company dated 17 August 2020 (the “Current Articles”) and a certificate of incorporation of the Company dated 24 June 2020;
(j)a draft copy of the articles of association of the Company to be adopted conditional on the completion of the Offering pursuant to a special resolution passed as part of the Resolutions and the Investor Majority Consent (the “IPO Articles”); and
(k)a copy of the Registration Statement, as amended.
1.4Applicable law
This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:
(a)we have not investigated the laws of any country other than England and we express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects any of the opinions given below. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Offering, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it; and
(b)we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters.
1.5Assumptions and reservations
The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The

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opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinion) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.
2.OPINION
Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the following:
(a)the Registration Statement becoming effective under the Securities Act;
(b)the number of Shares to be allotted and issued in connection with the Offering not being greater than 7,705,000 and such Shares being allotted and issued by 31 December 2020;
(c)that the Corporate Approvals were or will be (as appropriate) each passed at a meeting which was or will be duly convened and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or, as the case may be, shareholders was or will be present in each case throughout the meeting and voted in favour of the resolutions; and that in relation to each meeting of the board of directors of the Company and of the Committee, each provision contained in the Companies Act 2006, as amended (the “Act”) or the Current Articles relating to the declaration of the directors’ interests or the power of the interested directors to vote and to count in the quorum was or will be duly observed;
(d)the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Act) of not less than the aggregate nominal value for such Shares; and
(e)valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company, it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof in connection with the Offering) and will not be subject to any call for payment of further capital.
3.EXTENT OF OPINIONS
We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the Offering or the transactions contemplated thereby.
This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.
4.DISCLOSURE AND RELIANCE
This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

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Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
Yours faithfully,
/s/ Goodwin Procter (UK) LLP
Goodwin Procter (UK) LLP

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SCHEDULE 1
ASSUMPTIONS
The opinions in this letter have been given on the basis of the following assumptions:
(a)the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;
(b)that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;
(c)that the Current Articles referred to in paragraph 1.3(i) of this letter remain in full force and effect, and, save for the adoption of the IPO Articles upon the Offering, no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of the Shares (the “Allotment Date”);
(d)on the Allotment Date the Company will comply with all applicable laws to allot and issue the Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;
(e)that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;
(f)that the minutes of the meetings of the board of directors of the Company and the written resolutions of the board of directors of the Company provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;
(g)that the resolutions set out in the Resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;
(h)that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Act (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;
(i)following the date of this letter and prior to the issue of the Ordinary Shares, the Company will validly enter into an underwriting agreement on substantially the terms and conditions described in Exhibit 1.1 of the Registration Statement; and
(j)that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

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SCHEDULE 2
RESERVATIONS
The opinions in this letter are subject to the following reservations:
(a)the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;
(b)the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;
(c)we express no opinion as to matters of fact;
(d)we have made no enquiries of any individual connected with the Company;
(e)a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and
(f)it should be understood that we have not been responsible for investigating or verifying (i) the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement; or (ii) that no material facts have been omitted from it.